Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Suzanne Sitherwood, Chairman of the Board and Chief Executive Officer of Laclede Gas Company, hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the year ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	November 19, 2012	/s/ Suzanne Sitherwood
Suzanne Sitherwood
Chairman of the Board and
Chief Executive Officer

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Steven P. Rasche, Chief Financial Officer of Laclede Gas Company, hereby certify that

(a)
To the best of my knowledge, the accompanying report on Form 10-K for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)
To the best of my knowledge, the information contained in the accompanying report on Form 10-K for the year ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Laclede Gas Company.

Date:	November 19, 2012	/s/ Steven P. Rasche
Steven P. Rasche
Chief Financial Officer